EXHIBIT 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: PARTY CITY HOLDCO INC., et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 23-90005 (DRJ) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS
OF LAW, AND ORDER (i) APPROVING
THE DEBTORS’ DISCLOSURE STATEMENT
AND DISCLOSURE STATEMENT SUPPLEMENT
ON A FINAL BASIS AND (II) CONFIRMING THE FOURTH
AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
OF party city holdco INC. AND ITS DEBTOR AFFILIATES

WHEREAS Party City Holdco Inc. and its debtor affiliates in the above-captioned chapter 11 cases (collectively, the “Debtors”),2 having:

a.	commenced the above-captioned chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) on January 17, 2023 (the “Petition Date”);
b.	filed, on January 18, 2023, the Declaration of David Orlofsky, Chief Restructuring Officer of Party City Holdco Inc., in Support of Chapter 11 Petitions and First Day Motions [Docket No. 11];

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Party City Holdco Inc. (9758); Amscan Custom Injection Molding, LLC (4238); Amscan Inc. (1359); Amscan Purple Sage, LLC (3514); Am-Source, LLC (8427); Anagram Eden Prairie Property Holdings LLC (8309); Party City Corporation (3692); Party City Holdings Inc. (3029); Party Horizon Inc. (5812); PC Intermediate Holdings, Inc. (1229); PC Nextco Finance, Inc. (2091); PC Nextco Holdings, LLC (7285); Print Appeal, Inc. (5932); and Trisar, Inc. (0659). The location of the Debtors’ service address for purposes of these chapter 11 cases is: 100 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

[2]	Unless otherwise noted, capitalized terms not defined in this Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and Disclosure Statement Supplement on a Final Basis and (II) Confirming the Fourth Amended Joint Chapter 11 Plan of Party City Holdco Inc. and Its Debtor Affiliates (this “Confirmation Order”) shall have the meanings ascribed to them in the Plan (as defined below). The rules of interpretation set forth in Article I.B of the Plan shall apply to this Confirmation Order.

c.	continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;
d.	filed, on April 4, 2023, the Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 792];
e.	filed, on April 4, 2023, the Disclosure Statement for Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 793];
f.	filed, on April 4, 2023, the Debtors’ Emergency Motion for Entry of an Order (A) Conditionally Approving the Adequacy of the Disclosure Statement, (B) Approving the Solicitation Procedures and Solicitation Packages, (C) Scheduling a Combined Hearing, (D) Establishing Procedures for Objecting to the Plan and Final Approval of the Disclosure Statement, (E) Approving the Form, Manner, and Sufficiency of Notice of the Combined Hearing, and (F) Granting Related Relief [Docket No. 794] (the “Solicitation Procedures Motion”);
g.	filed, on April 4, 2023, the Notice of Emergency Hearing [Docket No. 795] on the Solicitation Procedures Motion;
h.	filed, on April 10, 2023, the First Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 837];
i.	filed, on April 10, 2023, the Disclosure Statement for First Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 838];
j.	filed, on April 12, 2023, an amended First Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 857] (the “First Amended Plan”);
k.	filed, on April 12, 2023, the solicitation version of the Disclosure Statement for First Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 858] (the “Disclosure Statement”);
l.	filed, on April 17, 2023, the Notice of Hearing to Consider (I) the Adequacy of the Disclosure Statement and (II) Confirmation of the First Amended Joint Chapter 11 Plan Filed by the Debtors and Related Voting and Objection Deadlines [Docket No. 883] (such hearing, the “Combined Hearing”);
m.	filed, on April 26, 2023, the Notice of GUC Cash Allocation [Docket No. 921];
n.	published notice of the Combined Hearing in the New York Times on April 17, 2023, and in the Financial Times on April 18, 2023, as set forth in the Certificate
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of Publication, filed on April 28, 2023 [Docket No. 949] (the “Publication Certificate”);

o.	filed, on May 2, 2023, the (1) Second Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 970] (the “Second Amended Plan” and, together with the First Amended Plan, the “Initial Plan”) and (2) Notice of Filing of Second Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 971];
p.	filed, on May 2, 2023, the Notice of Supplemental Voting Materials for Holders of General Unsecured Claims in Class 5 Under the Plan [Docket No. 972] (the “Supplemental Class 5 Materials”);
q.	filed (1) on April 28, 2023, the Initial Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 947], (2) on May 2, 2023, the First Amended Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 974], (3) on May 12, 2023, the Second Amended Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1117], (4) on July 21, 2023, the Third Amended Plan Supplement for Third Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1464], (5) on August 10, 2023, the Fourth Amended Plan Supplement for Third Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1570], and (6) on August 31, 2023, the Fifth Amended Plan Supplement for Fourth Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1678] (collectively, and as may be further modified, amended or supplemented from time to time, the “Plan Supplement”);
r.	caused solicitation packages and the Supplemental Class 5 Materials to be distributed to Holders of Claims entitled to vote on the Initial Plan, including to nominees with instructions to forward the materials to their beneficial holders, in accordance with the Initial Solicitation Procedures Order (as defined below), as evidenced by the Affidavit of Service of Solicitation Materials [Docket No. 1006-1] (the “Solicitation Affidavit”) and the Affidavit of Service [Docket No. 1070-5] (the “Class 5 Solicitation Affidavit”);
s.	caused to be distributed to all applicable Holders of Claims and Interests (1) the Combined Hearing Notice (as defined in the Solicitation Procedures Motion), (2) the notice of non-voting status, which informed recipients of their status as Holders of Claims or Interests in non-voting classes and provided the full text of the release, exculpation, and injunction provisions set forth in the Initial Plan, (3) a form by which such Holders could elect to opt out of the Third-Party Release (as defined below) by checking a prominently featured and clearly
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labeled box, and (4) a postage prepaid, return-addressed envelope in which Holders could return their opt out elections to the Notice and Claims Agent, as applicable, in accordance with the Initial Solicitation Procedures Order;

t.	filed, on May 12, 2023, the Declaration of Alex Orchowski of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the First Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1098], which detailed the final results of the Initial Plan voting process (and as may be amended, modified, or supplemented from time to time, the “Initial Voting Certification”);
u.	filed (1) on May 12, 2023, the Notice of Adjournment of Combined Hearing [Docket No. 1101], which provided notice of the adjournment of the date and time for the commencement of the Combined Hearing to June 1, 2023, at 10:00 a.m., prevailing Central Time, (2) on May 25, 2023, the Notice of Adjournment of (I) Combined Hearing and (II) Hearing on Backstop Motion [Docket No. 1213], which provided notice of the adjournment of the date and time for the commencement of the Combined Hearing to June 8, 2023, at 9:00 a.m., prevailing Central Time, and (3) on June 5, 2023, the Notice of (I) Adjournment of (A) Combined Hearing and (B) Hearing on Backstop Motion and (II) Scheduling of Status Conference [Docket No. 1271] (the “Notice of Adjournment”), which, among other things, provided notice of the adjournment of the date and time for the commencement of the Combined Hearing;
v.	filed, on July 20, 2023, the Debtors’ First Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1444], the Debtors’ Second Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1445], the Debtors’ Third Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1446], the Debtors’ Fourth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1447], the Debtors’ Fifth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1448], the Debtors’ Sixth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1449], the Debtors’ Seventh Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1450], the Debtors’ Eighth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-Residential Real Property and (II) Granting Related Relief [Docket No. 1451], and the Debtors’ Ninth Omnibus Motion for Entry of an Order (I) Authorizing the Assumption of Certain Unexpired Leases of Non-
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Residential Real Property and (II) Granting Related Relief [Docket No. 1452] (collectively, the “Lease Assumption Motions”);

w.	filed, on July 21, 2023, the Third Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1460];
x.	filed, on July 21, 2023, the Supplement to Disclosure Statement for the Third Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1462] (the “Disclosure Statement Supplement”);
y.	filed, on July 21, 2023, the Debtors’ Emergency Motion for Entry of an Order (A) Conditionally Approving the Adequacy of the Disclosure Statement Supplement, (B) Approving the Supplemental Solicitation Procedures and Supplemental Solicitation Packages, (C) Scheduling a Combined Hearing, (D) Establishing Procedures for Objecting to the Amended Plan and Final Approval of the Disclosure Statement Supplement, (E) Approving the Form, Manner, and Sufficiency of Notice of the Combined Hearing, and (F) Granting Related Relief [Docket No. 1463] (the “Supplemental Solicitation Procedures Motion”);
z.	filed, on July 21, 2023, the Notice of Revised Rights Offering Materials [Docket No. 1466];
aa.	filed, on July 24, 2023, the Notice of Emergency Hearing [Docket No. 1472] on the Supplemental Solicitation Procedures Motion;
bb.	filed, on July 28, 2023, the Notice of Amended Exhibit to Disclosure Statement Supplement [Docket No. 1484];
cc.	filed, on August 2, 2023, the Notice of Filing of Creditors’ Committee Supplemental Solicitation Letter [Docket No. 1513];
dd.	filed, on August 2, 2023, the Notice of (I) Amended Plan and (II) Hearing to Consider (A) Final Approval of the Debtors’ Disclosure Statement and Disclosure Statement Supplement, (B) Confirmation of the Debtors’ Third Amended Joint Chapter 11 Plan and Related Voting and Objection Deadlines, and (C) the Debtors’ Backstop Motion, setting the date and time for the commencement of the Combined Hearing to September 6, 2023, at 10:00 a.m., prevailing Central Time [Docket No. 1514] (the “Notice of Amended Plan and Combined Hearing”);
ee.	caused supplemental solicitation packages to be distributed to Holders of Claims in the Voting Classes (as defined below) entitled to vote on, or modify their vote with respect to, the Plan, including to nominees with instructions to forward the materials to their beneficial holders, in accordance with the Supplemental Solicitation Procedures Order (as defined below), as evidenced by the Affidavit of Service for Supplemental Solicitation Materials [Docket No. 1627] (the “Supplemental Solicitation Affidavit”);
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ff.	caused to be distributed to all applicable Holders of Claims the Notice of Amended Plan and Combined Hearing in accordance with the Supplemental Solicitation Procedures Order;
gg.	filed, on August 22, 2023, the ABL Exit Facility Trigger Notice [Docket No. 1639], which provided notice of (1) the occurrence of the ABL Exit Facility Trigger and (2) the approximate aggregate principal amount expected to be incurred under the ABL Exit Facility;
hh.	filed, on August 22, 2023, the Declaration of Alex Orchowski of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots and Vote Modification Forms Cast on the Third Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and its Debtor Affiliates [Docket No. 1638], which detailed the final results of the supplemental Plan voting process (and as may be amended, modified, or supplemented from time to time, the “Supplemental Voting Certification” and, together with the Initial Voting Certification, the “Voting Certifications”);
ii.	filed, on August 31, 2023, the Fourth Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1672] (as may be amended, modified, supplemented, or restated, the “Plan”);
jj.	filed, on August 31, 2023, a memorandum of law in support of final approval of the adequacy of the Debtors’ Disclosure Statement and Disclosure Statement Supplement and Confirmation of the Plan, and omnibus reply to objections thereto [Docket No. 1679] (the “Confirmation Brief”);
kk.	filed, on August 31, 2023, the Declaration of Adam B. Keil in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1675] (the “Keil Confirmation Declaration”);
ll.	filed, on August 31, 2023, the Declaration of David Orlofsky, Chief Restructuring Officer of Party City Holdco Inc., in Support of Confirmation of the Fourth Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1677] (the “Orlofsky Liquidation Declaration”);
mm.	filed, on August 31, 2023, the Declaration of David Orlofsky, Chief Restructuring Officer of Party City Holdco Inc., in Support of Confirmation of the Fourth Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1676] (the “Orlofsky Confirmation Declaration”) and, collectively with the Keil Confirmation Declaration and the Orlofsky Liquidation Declaration, the “Confirmation Declarations”); and
nn.	filed, on August 31, 2023, a proposed order confirming the Plan.

This Court having:

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a.	entered, on April 11, 2023, the Order (A) Conditionally Approving the Adequacy of the Disclosure Statement, (B) Approving the Solicitation Procedures and Solicitation Packages, (C) Scheduling a Combined Hearing, (D) Establishing Procedures for Objecting to the Plan and Final Approval of the Disclosure Statement, (E) Approving the Form, Manner, and Sufficiency of Notice of the Combined Hearing, and (F) Granting Related Relief [Docket No. 852] (the “Initial Solicitation Procedures Order”);

b.	entered, on July 31, 2023, the Order (A) Conditionally Approving the Adequacy of the Disclosure Statement Supplement, (B) Approving the Supplemental Solicitation Procedures and Supplemental Solicitation Packages, (C) Scheduling a Combined Hearing, (D) Establishing Procedures for Objecting to the Amended Plan and Final Approval of the Disclosure Statement Supplement, (E) Approving the Form, Manner, and Sufficiency of Notice of the Combined Hearing, and (F) Granting Related Relief [Docket No. 1491] (the “Supplemental Solicitation Procedures Order”);

c.	entered, on August 16, 2023, orders approving the Lease Assumption Motions [Docket Nos. 1601-1609] (collectively, the “Lease Assumption Orders”);
d.	set (1) May 9, 2023, at 4:00 p.m., prevailing Central Time, as the deadline for filing objections to the Initial Plan and final approval of the Disclosure Statement and (2) August 17, 2023, at 4:00 p.m., prevailing Central Time, as the deadline for filing objections to the Plan on the Supplemental Objection Grounds (as defined in the Supplemental Solicitation Procedures Motion) and final approval of the Disclosure Statement Supplement;
e.	set (1) May 9, 2023, at 4:00 p.m., prevailing Central Time, as the deadline for voting on the Initial Plan and (2) August 17, 2023, at 4:00 p.m., prevailing Central Time, as the deadline for Holders of Claims in the Voting Classes to vote on, or modify their vote with respect to, the amended Plan;
f.	set May 17, 2023, at 2:00 p.m., prevailing Central Time, as the date and time for the commencement of the Combined Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as adjourned to September 6, 2023, at 10:00 a.m., prevailing Central Time, pursuant to the Notice of Adjournment and the Notice of Amended Plan and Combined Hearing;
g.	reviewed the Plan, the Disclosure Statement, the Disclosure Statement Supplement, the Initial Solicitation Procedures Order, the Supplemental Solicitation Procedures Order, the Plan Supplement, the Voting Certifications, the Confirmation Brief, the Confirmation Declarations, and all pleadings, exhibits, statements, responses, and comments regarding final approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation, including all objections, statements, and reservations of rights, if any, filed by parties-in-interest on the docket of the Chapter 11 Cases;
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h.	held the Combined Hearing;
i.	heard the statements, arguments, and objections, if any, made in respect of final approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation;
j.	considered all oral representations, testimony, documents, filings, and other evidence admitted in connection with final approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation; and
k.	overruled any and all objections, with prejudice, to the Plan, Confirmation, and final approval of the Disclosure Statement and the Disclosure Statement Supplement, and all statements and reservations of rights not consensually resolved, adjourned to a subsequent hearing, or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Combined Hearing and the opportunity for any party-in-interest to object to final approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of final approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation and all evidence proffered or adduced by counsel at the Combined Hearing and the entire record of these Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.	Findings and Conclusions

1.                  The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as

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such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.	Jurisdiction; Venue; Core Proceeding (28 U.S.C. § 1334(a))

2.                  The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. § 1334. The Court has exclusive jurisdiction to enter a Final Order determining that the Disclosure Statement, the Disclosure Statement Supplement, and the Plan, including the Restructuring Transactions and the establishment of the GUC Trust contemplated in connection therewith, comply with all of the applicable provisions of the Bankruptcy Code and should be confirmed and approved. Venue is proper before the Court pursuant to 28 U.S.C. § 1408. Final approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation of the Plan are core proceedings within the meaning of 28 U.S.C. § 157(b)(2).

C.	Eligibility for Relief

3.                  The Debtors are proper entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Chapter 11 Petitions

4.                  On the Petition Date, each Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in these Chapter 11 Cases. On February 1, 2023, the Office of the United States Trustee for the Southern District of Texas (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors (the “Creditors’ Committee”) [Docket No. 289]. In accordance with the Order (I) Directing Joint Administration of Related Chapter 11 Cases and (II) Granting Related Relief

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[Docket No. 70], the Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

E.	Judicial Notice

5.                  The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

F.	Initial Solicitation Procedures Order and Supplemental Solicitation Procedures Order

6.                  On April 11, 2023, the Court entered the Initial Solicitation Procedures Order, which, among other things, established May 9, 2023, at 4:00 p.m. (prevailing Central Time), as the deadline for voting to accept or reject the Initial Plan (the “Initial Voting Deadline”), as well as the deadline for objecting to the Initial Plan and final approval of the Disclosure Statement (the “Initial Objection Deadline”).

7.                  On July 31, 2023, the Court entered the Supplemental Solicitation Procedures Order, which, among other things, established August 17, 2023, at 4:00 p.m. (prevailing Central Time), as the deadline for Holders of Claims in the Voting Classes to vote to accept or reject, or modify a prior vote with respect to, the Plan (the “Supplemental Voting Deadline”), as well as the deadline for filing objections to the Plan on the Supplemental Objection Grounds and to final approval of the Disclosure Statement Supplement (the “Supplemental Objection Deadline”).

G.	Disclosure Statement and the Disclosure Statement Supplement

8.                  The Disclosure Statement and the Disclosure Statement Supplement are approved on a final basis and, together with the Supplemental Class 5 Materials, contain (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable

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nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement, the Disclosure Statement Supplement, and the Supplemental Class 5 Materials with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

H.	Solicitation

9.                  The Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Supplement, the Initial Solicitation Procedures Order, the Supplemental Solicitation Procedures Order, the ballots for voting on the Plan (the “Ballots”), the Vote Modification Forms (as defined in the Supplemental Solicitation Procedures Order), the Supplemental Class 5 Materials, and the other materials distributed by the Debtors in connection with the solicitation of votes on, and Confirmation of, the Plan (collectively, the “Solicitation Materials”) were transmitted and served in good faith and in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Rules, and with the Initial Solicitation Procedures Order and the Supplemental Solicitation Procedures Order, as applicable. Notice of the Combined Hearing was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases. The transmittal and service of the Solicitation Materials complied with the Initial Solicitation Procedures Order and the Supplemental Solicitation Procedures Order, as applicable, were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, conducted in good faith, and in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient based upon the facts and circumstances of the Chapter 11 Cases and pursuant to section 1128 of the Bankruptcy Code,

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Bankruptcy Rules 2002 and 3020, and other applicable law and rules, no other or further notice is necessary or shall be required and due, proper, timely and adequate notice of the Combined Hearing and Solicitation Materials has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law.

10.              The period during which the Debtors solicited acceptances to the Plan was a reasonable and adequate period of time and the manner of such solicitation was an appropriate process for creditors to have made an informed decision to vote to accept or reject the Plan.

I.	Voting Certifications

11.              On May 12, 2023, the Debtors filed the Initial Voting Certification with the Court, certifying the method and results of the Ballots tabulated for Class 4 (Secured Notes Claims) and Class 5 (General Unsecured Claims) (the “Initial Voting Classes”). On August 22, 2023, the Debtors filed the Supplemental Voting Certification with the Court, certifying the method and results of the Ballots and Vote Modification Forms, as applicable, tabulated for Class 3A (Prepetition ABL Revolver Claims), Class 3B (Prepetition ABL FILO Claims), Class 4 (Secured Notes Claims), and Class 5 (General Unsecured Claims) (the “Voting Classes”). As evidenced by the Voting Certifications, votes to accept or reject, or modify a prior vote with respect to, the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Initial Solicitation Procedures Order and the Supplemental Solicitation Procedures Order, as applicable. The procedures used to tabulate Ballots and Vote Modification Forms, as applicable, were fair and conducted in accordance with the Initial Solicitation Procedures Order, the Supplemental Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Complex Case Procedures, and all other applicable rules, laws, and regulations.

12.              As set forth in the Plan, the Disclosure Statement, and the Disclosure Statement Supplement, only Holders of Claims in the Voting Classes were eligible to vote on the Plan.

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Under section 1126(f) of the Bankruptcy Code, Holders of Claims in Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims) are Unimpaired and are presumed to have accepted the Plan. Claims and Interests in Class 6 (Intercompany Claims), Class 7 (Intercompany Interests), and Class 8 (Interests in PCHI) are either Unimpaired or Impaired and were not entitled to vote on the Plan, and Holders of such Claims and Interests are presumed to have accepted the Plan or deemed to have rejected the Plan.

13.              As evidenced by the Voting Certifications, Class 3A (Prepetition ABL Revolver Claims), Class 3B (Prepetition ABL FILO Claims), and Class 4 (Secured Notes Claims) voted to accept the Plan, and Class 5 (General Unsecured Claims) voted to reject the Plan.

J.	Plan Supplement

14.              The Plan Supplement (including as subsequently modified, supplemented, or otherwise amended pursuant to a filing with the Court), complies with the terms of the Plan, and the Debtors provided good and proper notice of its filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Complex Case Procedures, the Initial Solicitation Procedures Order, the Supplemental Solicitation Procedures Order, and all other applicable laws, rules, and regulations. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the Restructuring Support Agreement, the Debtors are authorized to alter, amend, update, modify, or supplement the Plan Supplement on or before the Effective Date. The transmittal and notice of the Plan Supplement (and all documents identified therein) were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and were conducted in good faith. No other or further notice with respect to the Plan Supplement (and all documents identified therein) is necessary or shall be required.

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K.	Modifications to the Plan

15.              Pursuant to, and in compliance with, section 1127 of the Bankruptcy Code, the Debtors have proposed certain modifications to the Plan as reflected therein (the “Plan Modifications”). In accordance with Bankruptcy Rule 3019, the Plan Modifications do not (a) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (b) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (c) materially or adversely affect or change the treatment of any Claims or Interests, (d) require re-solicitation of any Holders of Claims, or (e) require that any such Holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Under the circumstances, the form and manner of notice of the Plan Modifications were adequate, and no other or further notice of the Plan Modifications is necessary or required. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims that voted to accept the Plan or that are conclusively presumed to have accepted the Plan, as applicable, are deemed to have accepted the Plan as modified by the Plan Modifications. No Holder of a Claim that has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Plan Modifications.

L.	Objections

16.              To the extent that any objections (whether formal or informal), reservations of rights, statements, or joinders with respect to approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation have not been adjourned, resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved herein, they are hereby overruled on the merits based on the record before the Court.

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M.	Burden of Proof

17.              The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard. Each witness who testified or submitted a declaration on behalf of the Debtors or any other party, in support of the Plan and Confirmation, in connection with the Combined Hearing was credible, reliable, and qualified to testify as to the topics addressed in their testimony.

N.	Bankruptcy Rule 3016

18.              The Plan and all modifications thereto are dated and identify the Debtors as the proponents of the Plan, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement and the Disclosure Statement Supplement satisfied Bankruptcy Rule 3016(b). The discharge, release, injunction, and exculpation provisions of the Plan are set forth in bold therein and in the Disclosure Statement, thereby complying with Bankruptcy Rule 3016(c).

O.	Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1))

19.              The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. More particularly:

(i)	Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1))

20.              The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. As required by section 1123(a)(1) of the Bankruptcy Code, other than Administrative Claims (including Allowed Professional Fee Claims, Restructuring Expenses, Backstop Commitment Premium, and all fees and charges assessed against the Estates under chapter 123 of the Judicial Code), DIP Claims, and Priority Tax Claims, which need not be

15

classified, Article III of the Plan designates nine (9) Classes (including sub-Classes) of Claims and Interests. As required by section 1122(a) of the Bankruptcy Code, the Claims and Interests placed in each Class are substantially similar to the other Claims and Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, the classifications were not implemented for improper purposes, and such Classes do not unfairly discriminate between or among Holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii)	Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2))

21.              Article III of the Plan specifies that Claims and Interests in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and, as applicable, Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests) are Unimpaired under the Plan, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.

(iii)	Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3))

22.              Article III of the Plan specifies the treatment of each Impaired Class under the Plan, including of Class 3A (Prepetition ABL Revolver Claims), Class 3B (Prepetition ABL FILO Claims), Class 4 (Secured Notes Claims), Class 5 (General Unsecured Claims), Class 8 (Interests in PCHI), and, as applicable, Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests), thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.

(iv)	No Discrimination (11 U.S.C. § 1123(a)(4))

23.              Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class except to the extent that a Holder of a particular Claim or Interest has

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agreed to a less favorable treatment of such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(v)	Adequate Means for Plan Implementation (11 U.S.C. § 1123(a)(5))

24.              The Plan and the various documents and agreements included in the Plan Supplement and/or entered into in connection with the Plan, including Article IV of the Plan, provide for adequate and proper means for the Plan’s execution and implementation. In addition, the Plan and Plan Supplement provide for the establishment of the GUC Trust on the Effective Date, for the purpose of, inter alia, (a) vesting the GUC Trust Assets in the GUC Trust and (b) collecting, holding, administering, distributing, and liquidating the GUC Trust Assets for the beneficiaries of the GUC Trust. Accordingly, the requirements of section 1123(a)(5) of the Bankruptcy Code are satisfied.

(vi)	Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6))

25.              To the extent required under section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)	Designation of Directors and Officers (11 U.S.C. § 1123(a)(7))

26.              The Plan Supplement and Article IV.K of the Plan set forth the manner of selection of the directors and officers of the Reorganized Debtors. The appointment, employment, or manner of selection of such individuals is consistent with the interests of Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

P.	Discretionary Contents of the Plan (11 U.S.C. § 1123(b))

27.              The Plan contains various provisions that may be construed as discretionary but not necessary for Confirmation under the Bankruptcy Code. Each such discretionary provision

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complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan complies with section 1123(b).

(i)	Impairment/Unimpairment of Any Class of Claims or Interests (11 U.S.C. § 1123(b)(1))

28.              The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves unimpaired each Class of Claims and Interests.

(ii)	Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2))

29.              Article VI of the Plan provides that all of the Debtors’ Executory Contracts and Unexpired Leases shall be deemed assumed as of the Effective Date except for any Executory Contract and Unexpired Lease that: (a) was previously assumed or rejected by the Debtors, pursuant to an Order of the Bankruptcy Court (including the Lease Assumption Orders); (b) previously expired or terminated pursuant to its terms; (c) is the subject of a motion to assume, assume and assign, or reject or notice of the same pursuant to procedures for assumption, assumption and assignment, or rejection established by the Bankruptcy Court filed by the Debtors that is pending on or before the date of entry of this Confirmation Order; or (d) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases. Any Unexpired Lease and Executory Contract assumed pursuant to the Plan, this Confirmation Order, the Lease Assumption Orders, or any other Order of the Bankruptcy Court shall re-vest and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by written agreement of the Debtor and the applicable counterparty. The Debtors are not required to assume any Executory Contract or Unexpired Lease entered into by the Debtors after the Petition Date.

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30.              The Plan further provides that after the date of entry of this Confirmation Order, the Debtors, solely with the consent of the applicable lessor, may either (a) reject any Unexpired Lease that was not previously designated as rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases or (b) assume or assume and assign any Unexpired Lease previously designated as rejected on the Schedule of Rejected Executory Contract and Unexpired Leases, at any time up to and including 45 days after the Effective Date.

(iii)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action (11 U.S.C. § 1123(b)(3))

31.              The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, including the releases set forth in Article IX thereof, except as stated otherwise in the Plan or this Confirmation Order, the provisions of the Plan and this Confirmation Order (including the terms of the Mudrick Settlement (as defined below) and the Creditors’ Committee Settlement) shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. Such compromises and settlements are the product of extensive arm’s-length, good faith negotiations and are fair, equitable, and reasonable and in the best interests of the Debtors and their Estates.

32.              The releases of (a) the Debtors’ and Reorganized Debtors’ current or former Affiliates, (b) each such Person’s or Entity’s predecessors, successors, direct or indirect equity holders, funds, portfolio companies and management companies, and (c) with respect to each such Person or Entity in the foregoing clauses (a) and (b), each such Entity’s current and former directors, officers, managers, members, principals, partners, employees, independent contractors,

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agents, representatives, managed accounts or funds, management companies, fund advisors, investment advisors, advisory board members, financial advisors, partners (including both general and limited partners), consultants, attorneys, accountants, investment bankers, other professionals (collectively, the “Debtor Related Parties”) are an integral component of the settlements and compromises embodied in the Plan. The Debtor Related Parties: (a) made substantial and valuable contributions to the Debtors’ restructuring and the Estates, including through extensive negotiations with various stakeholders, and ensured the uninterrupted operation of the Debtors’ business during the Chapter 11 Cases; (b) invested significant time and effort to make the Debtors’ restructuring a success and preserve the value of the Debtors’ Estates in a challenging operating environment; (c) attended and, in certain instances, participated in Court hearings; (d) attended numerous board meetings related to the restructuring and directed the restructuring negotiations that led to the Restructuring Support Agreement, the Backstop Agreement, and the Plan; (e) are entitled to indemnification from the Debtors under applicable law, organizational documents, and agreements; (f) invested significant time and effort in the preparation of the Plan, the Disclosure Statement, the Disclosure Statement Supplement, all support analyses, and the numerous other pleadings filed in the Chapter 11 Cases, thereby ensuring the smooth administration of the Chapter 11 Cases; and (g) are entitled to all other benefits under any employment contracts with the Debtors. The releases of the Debtor Related Parties contained in the Plan have the consent of the Debtors and the Releasing Parties and are in the best interests of the Estates.

33.              Similarly, the releases of the other Released Parties are an integral component of the settlements and compromises embodied in the Plan and are given for good and valuable consideration provided by the Released Parties. The releases granted by the Releasing Parties

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described in Article IX.D of the Plan (the “Third-Party Release”) facilitated participation by the Released Parties in both the Plan and the chapter 11 process and were critical in reaching consensus to support the Plan. The releases in favor of the Released Parties, including, among others, the Consenting Noteholders, the DIP Lenders, and the Commitment Parties, were a necessary element of consideration that the Consenting Noteholders, the DIP Lenders, and the Commitment Parties required as a condition to, as applicable, agreeing to support the Plan and entering into the Restructuring Support Agreement and Backstop Agreement. Among other things, certain of the Released Parties have provided DIP financing, agreed to convert certain of their Claims to a combination of New Common Stock and New Second Lien Notes, provide exit financing commitments through the Backstop Agreement, or otherwise facilitate the implementation of the Restructuring Transactions contemplated by the Plan to position the Debtors for future success post-emergence. The releases of the Released Parties contained in the Plan have the consent of the Debtors and the other Releasing Parties and are in the best interests of the Debtors’ Estates.

(iv)	Debtor Release

34.              The releases of Claims and Causes of Action by the Debtors described in Article IX.C of the Plan (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtor Release is fair and equitable and in accordance with section 1123(b) of the Bankruptcy Code.

35.              The Debtor Release is an integral part of the Plan and is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under the Plan. The probability of success in litigation with respect to the released Claims and Causes of Action, when weighed against the costs, supports the Debtor Release. The Plan, including the Debtor Release, was negotiated by sophisticated parties represented by able counsel and advisors,

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including the Ad Hoc Noteholder Group and the Creditors’ Committee. The Debtor Release is therefore the result of a hard fought and arm’s-length negotiation conducted in good faith.

36.              The Debtor Release appropriately offers protection to parties that contributed to the Debtors’ restructuring process. Each of the Released Parties made significant concessions in and contributions to these Chapter 11 Cases. The Debtor Release for the Debtor Related Parties is appropriate because the Debtor Related Parties share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings, hearings, and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization.

37.              The scope of the Debtor Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical importance of the Debtor Release to the Plan.

(v)	Third-Party Release

38.              The Third-Party Release is an essential provision of the Plan and is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims and Causes of Action released thereby; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders; (d) critical to the overall success of the Plan; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; and (g) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

39.              The Third-Party Release is an integral part of the Plan. Like the Debtor Release, the Third-Party Release facilitated participation of critical parties-in-interest in both the Plan

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process and the chapter 11 process generally. The Third-Party Release was critical to incentivizing parties-in-interest to support the Plan by providing critical concessions and funding, and to preventing costly and time-consuming litigation regarding various parties’ respective rights and interests. The Third-Party Release was a core negotiation point and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. The Third-Party Release is designed to provide finality for the Debtors, the Reorganized Debtors, and the Released Parties. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring.

40.              The Third-Party Release is consensual. The Plan, the Disclosure Statement, and the Disclosure Statement Supplement provide appropriate and specific disclosure with respect to the Entities, Claims, and Causes of Action that are subject to the Third-Party Release and no additional disclosure is necessary. As evidenced by the Solicitation Affidavit, Class 5 Solicitation Affidavit, Supplemental Solicitation Affidavit, and Publication Certificate, the Debtors provided actual notice to all known parties-in-interest, including all known Holders of Claims and Interests, as well as published notice in national and international publications for the benefit of unknown parties-in-interest, and no further or other notice is necessary. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan and the Disclosure Statement, and included in the Ballots, the Vote Modification Forms, and applicable notices. Except as set forth in the Plan, all Releasing Parties were properly informed that unless they checked the “Opt Out” box on the applicable Ballot, Vote Modification Form, or opt-out form and returned the same in advance of the Voting Deadline and Supplemental Voting Deadline, as applicable, they would be deemed to have expressly consented to the release of all Claims and Causes of Action against the Released Parties.

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41.              The scope of the Third-Party Release is appropriately tailored to the facts and circumstances of these Chapter 11 Cases, as it explicitly does not provide a release for (a) any post-Effective Date obligations of any party or Entity under the Plan, any act occurring after the Effective Date with respect to the Restructuring Transactions, the obligations arising under Definitive Documents to the extent imposing obligations arising after the Effective Date (including those set forth in the Plan Supplement), or other document, instrument, or agreement executed to implement the Plan, (b) the rights of Holders of Allowed Claims to receive distributions under the Plan, (c) any Cause of Action listed on the Schedule of Retained Causes of Action, (d) any Claim, Cause of Action, or defense related to the failure to execute an agreed upon amendment to any Executory Contract or Unexpired Lease to the extent such issue is not resolved prior to the Effective Date, or (e) the GUC Causes of Action, including the Interchange Litigation Claims and any other Claims or Causes of Action relating to the Interchange Litigation.

42.              In light of, among other things, the consensual nature of the Third-Party Release, the critical role of the Third-Party Release in obtaining the requisite support of the Debtors’ stakeholders needed to confirm the Plan, and the significant value provided by the Released Parties to the Debtors’ Estates, the Third-Party Release is appropriate.

(vi)	Exculpation

43.              The exculpation provisions set forth in Article IX.E of the Plan are essential to the Plan, appropriate under applicable law, including NexPoint Advisors, L.P. v. Highland Cap. Mgmt., L.P. (In re Highland Cap. Mgmt. L.P.), 48 F. 4th 419 (5th Cir. 2022), and constitute a proper exercise of the Debtors’ business judgment. The exculpation provisions were proposed in good faith, were formulated following extensive, good faith, arm’s-length negotiations with key constituents, and are appropriately limited in scope to achieve the overall purpose of the Plan.

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Each Exculpated Party made significant contributions to the Chapter 11 Cases, including with respect to the negotiation and implementation of the Restructuring Transactions embodied in the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. The exculpation provisions do not relieve any party of liability for an act or omission to the extent such act or omission is determined by a final order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence.

44.              The Debtor Related Parties shall not incur liability for any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of, in whole or in part, (a) the solicitation of acceptance or rejection of, or modification of prior votes with respect to, the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code or (b) the participation, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the Plan (including the Rights Offering).

45.              Notwithstanding anything to the contrary in this Confirmation Order, no Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Released Parties, the Exculpated Parties, the GUC Trust, the GUC Trustee, or the GUC Trust Assets that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action related to

25

the Chapter 11 Cases prior to the Effective Date, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Disclosure Statement Supplement, the Backstop Agreement, the Rights Offering, the DIP Non-Cash Takeout Option, the ABL Exit Facility, the New Second Lien Notes, the Plan, the Plan Supplement, or any transaction related to the restructuring, any contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases in connection with the Restructuring Transactions, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, without regard to whether such Person or Entity is a Releasing Party, without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party.

46.              The record in the Chapter 11 Cases fully supports the exculpation provisions, which are appropriately tailored to protect the Exculpated Parties from inappropriate litigation arising from their participation in the Chapter 11 Cases and the Debtors’ restructuring and are consistent with the Bankruptcy Code and applicable law.

(vii)	Discharge; Release of Liens

47.              The discharge and release provisions set forth in Articles IX.A and IX.B of the Plan are essential to the Plan and are necessary to preserve and enforce the discharges provided

26

under the Plan, as well as the Debtor Release, the Third-Party Release, and the exculpation provisions of the Plan. Such discharge and release provisions are appropriately tailored to achieve those purposes.

(viii)	Injunction

48.              The injunction provisions set forth in Article IX.F of the Plan are essential to the Plan and are necessary to implement, preserve, and enforce the discharge, release, and exculpation provisions of the Plan. The injunction provisions are appropriately tailored to achieve those purposes.

(ix)	Preservation of Claims and Causes of Action

49.              The provisions set forth in Article IV.N of the Plan regarding the preservation of Causes of Action in the Plan are appropriate and are in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests. Each Reorganized Debtor or the GUC Trust, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ and the GUC Trust’s rights, as applicable, to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than any other Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX thereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

(x)	Other Appropriate Provisions (11 U.S.C. § 1123(b)(6))

50.              The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including provisions for (a) distributions to Holders of

27

Claims and Interests, (b) allowance of certain Claims, (c) indemnification obligations, (d) the establishment of the GUC Trust, and (e) retention of Court jurisdiction, thereby satisfying the requirements of section 1123(b)(6) of the Bankruptcy Code.

Q.	Cure of Defaults (11 U.S.C. § 1123(d))

51.              Article VI.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. The Debtors or the Reorganized Debtors, as applicable, shall pay any undisputed portion of a Cure Claim, if any, on (a) the Effective Date or as soon as reasonably practicable thereafter for Executory Contracts and Unexpired Leases assumed as of the Effective Date or (b) the assumption effective date, if different than the Effective Date. Any disputed cure amount will be determined in accordance with the procedures set forth in Article VI.C of the Plan and applicable bankruptcy and non-bankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts or Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. The Debtors provided sufficient notice to the counterparties to the Executory Contracts and Unexpired Leases to be assumed under the Plan. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

R.	Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(2))

52.              The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019.

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53.              The Debtors and the Debtor Related Parties, as applicable, solicited votes to accept or reject, and modifications of prior votes with respect to, the Plan after the Court conditionally approved the adequacy of the Disclosure Statement and the Disclosure Statement Supplement, as applicable, pursuant to section 1125(a) of the Bankruptcy Code, the Initial Solicitation Procedures Order, and the Supplemental Solicitation Procedures Order.

54.              Each of the Debtors and the Debtor Related Parties, as applicable, have solicited and tabulated votes (including modified votes) on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Initial Solicitation Procedures Order, the Supplemental Solicitation Procedures Order, the Disclosure Statement, the Disclosure Statement Supplement, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Complex Case Procedures, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation, execution, delivery, and performance of the Restructuring Support Agreement and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, the exculpation provisions set forth in Article IX.E of the Plan, and all other protections and rights provided in the Plan.

55.              So long as the offering, issuance, and distribution of recoveries under the Plan are made pursuant to, and in compliance with, the Plan, the Debtors and the Debtor Related Parties, as applicable, will have participated in such offering, issuance, and distribution of recoveries in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, therefore, are not, and will not be, on account of such offering, issuance, and distributions, liable

29

at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made thereunder.

S.	Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3))

56.              The Debtors have proposed the Plan (including the Plan Supplement and all other documents necessary or appropriate to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, the process leading to its formulation, the process leading to Confirmation, the support of Holders of Claims in the Voting Classes for the Plan and the Creditors’ Committee, and the transactions to be implemented pursuant thereto. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, the Disclosure Statement Supplement, the hearings to conditionally approve the Disclosure Statement and the Disclosure Statement Supplement, and the record of the Combined Hearing and other proceedings held in the Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful reorganization of the Debtors. The Definitive Documents are the product of extensive negotiations conducted at arm’s length among, as applicable, the Debtors, the Ad Hoc Noteholder Group, the Creditors’ Committee, and their respective professionals. Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and each is integral to the Plan, supported by valuable consideration, and necessary to the Debtors’ successful reorganization. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

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T.	Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4))

57.              Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by or is subject to the approval of the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

U.	Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5))

58.              The identities of Reorganized PCHI’s initial directors and officers have been disclosed in the Plan and the Plan Supplement. The proposed officers and directors for Reorganized PCHI are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of the Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code.

V.	No Rate Changes (11 U.S.C. § 1129(a)(6))

59.              Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any rate change over which a governmental regulatory commission has jurisdiction.

W.	Best Interests of Holders of Claims and Interests (11 U.S.C. § 1129(a)(7))

60.              The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached as Exhibit E to the Disclosure Statement and the other evidence related thereto in support of Confirmation that was presented, proffered, or adduced at or prior to the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses and evidence were prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as

31

of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

X.	Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8))

61.              Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims) are Unimpaired by the Plan under section 1124 of the Bankruptcy Code and, accordingly, Holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. As established by the Voting Certifications, Holders of Claims in Class 3A (Prepetition ABL Revolver Claims), Class 3B (Prepetition ABL FILO Claims), Class 4 (Secured Notes Claims), and Class 5 (General Unsecured Claims) are Impaired by the Plan. Although Holders of Claims in Class 5 (General Unsecured Claims) voted to reject the Plan, Holders of Claims in Class 3A (Prepetition ABL Revolver Claims), Class 3B (Prepetition ABL FILO Claims), and Class 4 (Secured Notes Claims) voted to accept the Plan by the requisite numbers and amounts of Claims. Claims and Interests in Class 6 (Intercompany Claims), Class 7 (Intercompany Interests), and Class 8 (Interests in PCHI) are either Unimpaired or Impaired, and Holders of such Claims and Interests, as applicable, are presumed to have accepted the Plan or deemed to have rejected the Plan and were not entitled to vote thereon. Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Y.	Treatment of Claims Entitled to Priority Under Section 507 of the Bankruptcy Code (11 U.S.C. § 1129(a)(9))

62.              The treatment of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims pursuant to Articles II and III of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

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Z.	Acceptance by at Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10))

63.              The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Certifications, each of Class 3A (Prepetition ABL Revolver Claims), Class 3B (Prepetition ABL FILO Claims), and Class 4 (Secured Notes Claims) is Impaired and voted to accept the Plan by the requisite numbers and amounts of Claims, as determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

AA.	Feasibility (11 U.S.C. § 1129(a)(11))

64.              The financial projections attached as Exhibit F to the Disclosure Statement, the updated financial projections attached as Exhibit F to the Disclosure Statement Supplement, and the evidence that was proffered or adduced at or prior to the Combined Hearing: (a) are reasonable, persuasive, and credible; (b) have not been rebutted by other evidence; (c) utilize reasonable and appropriate methodologies and assumptions; (d) establish that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and in the ordinary course of business, and that Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

BB.	Payment of Fees (11 U.S.C. § 1129(a)(12))

65.              As set forth in Article II.D of the Plan, all fees and charges assessed against the Estates under chapter 123 of the Judicial Code that are due and payable prior to the Effective Date shall be paid by the Debtors. Amounts due thereafter with respect to each Debtor shall be

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paid by the Reorganized Debtors until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

CC.	Retiree Benefits (11 U.S.C. § 1129(a)(13))

66.              Pursuant to Article IV.P of the Plan, the Reorganized Debtors will continue to pay all obligations on account of retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, on and after the Effective Date in accordance with applicable law. Therefore, section 1129(a)(13) of the Bankruptcy Code is satisfied.

DD.	Non-Applicability of Certain Sections (11 U.S.C. § 1129(a)(14), (15), and (16)

67.              The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

EE.	“Cram Down” Requirements (11 U.S.C. § 1129(b))

68.              Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed despite the fact that Class 5 (General Unsecured Claims) voted to reject the Plan and Class 6 (Intercompany Claims), Class 7 (Intercompany Interests), and Class 8 (Interests in PCHI), which are either Unimpaired or Impaired and presumed to have accepted the Plan or deemed to have rejected the Plan, have not voted to accept the Plan because the Plan meets the “cramdown” requirements for confirmation under section 1129(b) of the Bankruptcy Code.

69.              To the extent the requirements of section 1129(a)(8) of the Bankruptcy Code may not have been met with respect to Class 5, Class 6, Class 7, and Class 8, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code because the Debtors have demonstrated by a preponderance of the evidence that the Plan (a) satisfies all of the other requirements of section 1129(a) of the Bankruptcy Code and (b) does not “discriminate unfairly”

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pursuant to section 1129(b)(1) and is “fair and equitable” pursuant to section 1129(b)(2), with respect to Classes 5, 6, 7, and 8. Based upon the evidence proffered, adduced, and presented by the Debtors prior to or at the Combined Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the aforementioned Classes, as required by sections 1129(b)(1) and 1129(b)(2) of the Bankruptcy Code, because to the extent the Plan treats any Classes differently, there are valid business, legal, and factual reasons to do so. Specifically, any Holders of General Unsecured Claims, Intercompany Claims, Intercompany Interests, and Interests in PCHI are legally distinct in nature from all other Classes—no other Classes have similar legal rights. The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed notwithstanding any rejection or deemed rejection, as applicable, of the Plan by Class 5 (General Unsecured Claims), Class 6 (Intercompany Claims), Class 7 (Intercompany Interest), and Class 8 (Interests in PCHI).

FF.	Only One Plan (11 U.S.C. § 1129(c))

70.              The Plan is the only plan filed in the Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code.

GG.	Principal Purpose of the Plan (11 U.S.C. § 1129(d))

71.              The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, thereby satisfying section 1129(d) of the Bankruptcy Code.

HH.	Not Small Business Cases (11 U.S.C. § 1129(e))

72.              These Chapter 11 Cases are not small business cases and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

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II.	Satisfaction of Confirmation Requirements

73.              Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

JJ.	Valuation.

74.              The valuation analysis attached as Exhibit D of the Disclosure Statement, the updated valuation analysis attached as Exhibit G of the Disclosure Statement Supplement (collectively, the “Valuation Analyses”), the evidence adduced at the Combined Hearing, including in the Keil Confirmation Declaration, and the estimated post-emergence enterprise value of the Reorganized Debtors are reasonable and credible. All parties in interest have been given a fair and reasonable opportunity to challenge the Valuation Analyses. Each Valuation Analysis (a) is reasonable, persuasive, and credible as of the date such analysis was prepared, presented, or proffered and (b) uses reasonable and appropriate methodologies and assumptions.

KK.	Plan Implementation

75.              The terms of the Plan, including the Plan Supplement, and all exhibits and schedules thereto, and all other agreements, instruments, or other documents filed in connection with the Plan, and/or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, and as each may be amended, supplemented, or modified, the “Plan Documents”), are incorporated by reference, are approved in all respects, and are non-severable from, mutually dependent on and constitute an integral part of this Confirmation Order. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and

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conditions of such documents and agreements have been negotiated in good faith and at arm’s length, are fair and reasonable, and are reaffirmed and approved.

76.              The terms of the Plan, the Plan Supplement and all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date (unless different date(s) is/are specified in the applicable foregoing documents, in which case the applicable terms shall be effective and binding on such date(s)) on the Debtors and any Holder of a Claim or Interest, whether or not the Claim or Interest is Impaired under the Plan and whether or not the Holder of such Claim or Interest has accepted the Plan and any other party in interest.

LL.	Binding and Enforceable

77.              The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date, shall bind any and all Holders of Claims and/or Interests and each such Holder’s respective agents, successors, and assigns (whether or not the Claim and/or Interest is Impaired under the Plan, whether or not such Holder has accepted or rejected the Plan, and whether or not such Holder is entitled to a distribution under the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases and injunctions described in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts or Unexpired Leases with the Debtors. The Plan constitutes legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, and Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law. Subject to the consent and approval rights of applicable parties set forth in the Plan and the Restructuring Support Agreement, the Debtors are

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authorized to take any action reasonably necessary or appropriate to consummate the Plan and the transactions described in, contemplated by, or necessary to effectuate the Plan.

MM.	Executory Contracts and Unexpired Leases

78.              The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code and Article VI of the Plan. Each assumption of an Executory Contract or Unexpired Lease pursuant to Article VI of the Plan shall be legal, valid, and binding upon the Debtors or the Reorganized Debtors, as applicable, and their successors and assigns and each non-Debtor party and its successors and assigns to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption were effectuated pursuant to an order of the Court under section 365 of the Bankruptcy Code entered before entry of this Confirmation Order. Except as set forth in separate orders entered by the Court relating to assumption of Executory Contracts or Unexpired Leases (including the Lease Assumption Orders), the Debtors have cured or provided adequate assurances that the Debtors or the Reorganized Debtors, as applicable, will cure defaults (if any) under or relating to each Executory Contract and Unexpired Lease assumed under the Plan, except where objections related to cure amounts have been adjourned to a subsequent hearing.

NN.	ABL Exit Facility

79.              The ABL Exit Facility is an essential element of the Plan, is necessary for Confirmation and Consummation of the Plan, and is critical to the overall success and feasibility of the Plan. Additionally, the Debtors have exercised reasonable business judgment in determining to enter into the ABL Exit Facility and have provided sufficient and adequate notice of the material terms of the ABL Exit Facility. The terms and conditions of the ABL Exit Facility are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment

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consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration, and have been negotiated in good faith and at arm’s length.

80.              The ABL Exit Facility, the ABL Exit Facility Documents, and all transactions contemplated thereby and thereunder (including the payment of all premiums, fees, consideration, indemnities, and expenses thereunder, and the granting by the Debtors and the Reorganized Debtors of first priority, perfected Liens on, and security interests in, the collateral granted under the ABL Exit Facility and ABL Exit Facility Documents, for the benefit of the ABL Exit Facility Agent and other secured parties, in accordance with the Plan (the “Exit Liens”)), are appropriate. The Debtors and Reorganized Debtors are authorized, without further approval of the Court or further corporate, limited liability company, or similar approval or action, to execute and deliver all agreements, documents, instruments, financing statements, mortgages, security documents, and certificates relating to the ABL Exit Facility and perform their obligations thereunder, including the grant and perfection of the Exit Liens in connection therewith.

OO.	New Second Lien Notes

81.              The issuance and distribution of the New Second Lien Notes are essential elements of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. Additionally, the Debtors have exercised reasonable business judgment in determining to issue and distribute the New Second Lien Notes and have provided sufficient and adequate notice of the material terms of the New Second Lien Notes. The terms and conditions of the New Second Lien Notes are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration, and have been negotiated in good faith and at arm’s length.

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82.              The New Second Lien Notes, the New Second Lien Notes Documents, and all transactions contemplated thereby and thereunder (including the payment of all premiums, fees, consideration, indemnities, and expenses thereunder, and the granting by the Debtors and the Reorganized Debtors of Liens on, and security interests in, the collateral granted under the New Second Lien Notes Documents, for the benefit of the New Second Lien Notes Trustee and other secured parties, in accordance with the Plan (the “New Secured Notes Liens”)), are appropriate. The Debtors and Reorganized Debtors are authorized, without further approval of the Court or further corporate, limited liability company, or similar approval or action, to execute and deliver all notes, agreements, documents, instruments, financing statements, mortgages, security documents, and certificates relating to the New Second Lien Notes and perform their obligations thereunder, including the grant and perfection of the New Secured Notes Liens in connection therewith.

PP.	Mudrick Promissory Note

83.              The issuance and distribution of the promissory note, substantially in the form attached hereto as Exhibit 4 (the “Mudrick Promissory Note”), to Mudrick Capital Management, L.P. (together with its managed funds, “Mudrick”), as agent for the lenders party thereto, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. Additionally, the Debtors have exercised reasonable business judgment in determining to issue and distribute the Mudrick Promissory Note and have provided sufficient and adequate notice of the material terms of the Mudrick Promissory Note. The terms and conditions of the Mudrick Promissory Note are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration, and have been negotiated in good faith and at arm’s length.

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84.              The Mudrick Promissory Note and all transactions contemplated thereby and thereunder (including the payment of any fees, consideration, and expenses thereunder) are appropriate. The Debtors and Reorganized Debtors are authorized, without further approval of the Court or further corporate, limited liability company, or similar approval or action, to execute and deliver all notes, agreements, documents, instruments, and certificates relating to the Mudrick Promissory Note (the “Mudrick Promissory Note Documents”) and perform their obligations thereunder.

QQ.	New Common Stock

85.              The issuance and distribution of the New Common Stock are essential elements of the Plan and the Debtors’ ability to emerge from Chapter 11 Cases, and are approved in all respects.

RR.	Disclosure of Facts

86.              The Debtors have disclosed all material facts regarding the Plan, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors.

SS.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date

87.              Each of the conditions precedent to the Effective Date, as set forth in Article X.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article X.B of the Plan.

TT.	Good Faith

88.              The Debtors have proposed the Plan with the legitimate and honest purpose of maximizing the value of each of the Debtors’ Estates for the benefit of their stakeholders. The Plan gives effect to many of the Debtors’ restructuring initiatives, including implementing value-maximizing restructuring transactions. Accordingly, the Debtors (and all of their

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respective stockholders, members, officers, directors, agents, financial advisers, attorneys, employees, partners, Affiliates, and representatives) have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code and the aforementioned parties have acted in good faith within the meaning of sections 1125(e) and 1126(e) of the Bankruptcy Code.

ORDER

BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

89.              Disclosure Statement and Disclosure Statement Supplement. The Disclosure Statement, the Disclosure Statement Supplement, and the Solicitation Materials are approved on a final basis pursuant to section 1125 of the Bankruptcy Code.

90.              Confirmation. The Plan, attached hereto as Exhibit 1, and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code. The documents contained in or contemplated by the Plan, including the Plan Supplement and other Plan Documents, are hereby authorized and approved. The terms of the Plan and the Plan Supplement are incorporated herein by reference and are an integral part of this Confirmation Order. Subject to the consent and approval rights of applicable parties set forth in the Plan and the Restructuring Support Agreement and except as may be expressly required by the Plan or this Confirmation Order, the Debtors, the GUC Trust, or the GUC Trustee, as applicable, are or is authorized to implement and consummate the Plan, the Plan Supplement, and the other Plan Documents, including taking all actions necessary, advisable, or appropriate to finalize the Plan Documents and to effectuate the Plan and the Restructuring Transactions, without any further authorization or action by any

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person, body, or board of directors. The terms of the Plan (including all consent rights provided therein), the Plan Supplement, all exhibits and attachments thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date on all parties-in-interest, including the Reorganized Debtors and all Holders of Claims and Interests. Any amendments or modifications to the Plan described or set forth in this Confirmation Order are hereby approved, without further order of this Court. All Holders of Claims and Interests that voted to accept the Plan are conclusively presumed to have accepted the Plan as it may have been amended or modified by the foregoing. The failure to specifically describe, include, or refer to any particular article, section, or provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness or enforceability of such article, section, or provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by reference.

91.              Headings. Headings utilized herein are for convenience and reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

92.              Objections. All objections to Confirmation of the Plan or final approval of the Disclosure Statement and the Disclosure Statement Supplement, and other responses, comments, statements, or reservation of rights, if any, in opposition to the Plan or final approval of the Disclosure Statement and the Disclosure Statement Supplement have been overruled in their entirety and on the merits to the extent not otherwise adjourned to a subsequent hearing, withdrawn, waived, or otherwise resolved by the Debtors prior to entry of this Confirmation Order, unless otherwise indicated herein. All withdrawn objections, if any, are deemed withdrawn with prejudice.

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93.              Plan Classification Controlling. The terms of the Plan shall govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. All rights of the Debtors and the Reorganized Debtors to seek to reclassify Claims and/or Interests are expressly reserved.

94.              Approval of Restructuring Transactions. The Restructuring Transactions set forth in the Plan are hereby approved and authorized in all respects. The Debtors and the Reorganized Debtors, as applicable, are hereby authorized to implement and consummate the Restructuring Transactions pursuant to the Plan, the Plan Documents, and this Confirmation Order and to enter into any transactions and to take any actions as may be necessary or appropriate to effectuate the Restructuring Transactions, including but not limited to the actions described in in Article IV of the Plan. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept for filing and/or recording any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan, the Plan Supplement, and this Confirmation Order. The consummation of the Plan and implementation of the Restructuring Transactions are not intended to, and shall not, constitute a “change of control,” “change in control,” or other similar event under any lease, contract, or agreement to which the Debtor or Reorganized Debtor, as applicable, is a party. To the maximum extent permitted by law (a) to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or

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to exercise any other rights with respect thereto, and (b) to the extent any provision in any Executory Contract assumed pursuant to the Plan includes a “change of control,” “change in control,” or other similar provision, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to exercise any other rights with respect thereto.

95.              No Action. Pursuant to section 1142(b) of the Bankruptcy Code and applicable nonbankruptcy law (including section 303 of the Delaware Corporate Code, 8 Del. C. 1953, § 303), (a) no action of the respective directors, managers, members, stockholders, or other equity holders of the Debtors, as applicable, shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including any Plan Document, and (b) to the extent the Debtors determine any Person or Entity is a necessary party to execute and deliver or join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, or perform any other act in furtherance of the transactions contemplated by the Plan and this Confirmation Order, and in furtherance of consummation of the Plan, and such Person or Entity is so informed by the Debtors, then such Person or Entity is directed to take such steps as necessary to comply with the foregoing and section 1142(b) of the Bankruptcy Code.

96.              Governmental Approvals. Except as otherwise set forth herein, this Confirmation Order constitutes all approvals and consents required, if any, by the laws, rules, or regulations of any State or any other governmental authority with respect to the implementation and consummation of the Plan and the Plan Documents and any other acts that may be necessary or

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appropriate for the implementation or consummation of the Plan or the Plan Documents to the fullest extent permitted by law and nothing herein to the contrary shall diminish the authority of section 1142 of the Bankruptcy Code.

97.              Plan Supplement. The documents (including any term sheets) contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Debtors at the Combined Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Debtors and the Reorganized Debtors, are authorized when they are finalized, executed, and delivered. Without further order or authorization of this Court, subject to the consent and approval rights of applicable parties set forth in the Plan and the Restructuring Support Agreement, the Debtors, Reorganized Debtors, and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with the Plan, unless such modifications require relief under section 1127 of the Bankruptcy Code. Execution versions of the documents comprising or contemplated by the Plan Supplement shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all mortgages, Liens, deeds of trust, pledges, and security interests purported to be created thereby.

98.              Plan Modifications. Entry of this Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof, are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

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99.            Exemption from Securities Laws. Pursuant to section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance, distribution, and sale of the New Common Stock (other than any Unsubscribed Securities), the GUC Trust Interests, and the subscription rights to participate in the Rights Offering, (a) shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, (b)(i) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) are freely tradable and transferable by any initial recipient thereof that (w) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (x) has not been such an “affiliate” within ninety (90) calendar days of such transfer, (y) has not acquired the New Common Stock, the GUC Trust Interests, or the subscription rights to participate in the Rights Offering from an “affiliate” of the Reorganized Debtors within one year of such transfer, and (z) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code, and (c) will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments, and (iii) the restrictions in the New Organizational Documents.

100.          The offer (to the extent applicable), issuance, and distribution of the New Second Lien Notes and any Unsubscribed Securities shall be exempt (including with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code)

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from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder. Therefore, the New Second Lien Notes and the Unsubscribed Securities will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration or an applicable exemption from registration under the Securities Act and other applicable law. In that regard, each of the Commitment Parties has made customary representations to the Debtors, including that each is an “accredited investor” (within the meaning of Rule 501(a) of the Securities Act) or a qualified institutional buyer (as defined under Rule 144A promulgated under the Securities Act).

101.          Cooperation by DTC and Computershare. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock or the New Second Lien Notes through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order with respect to the treatment of the New Common Stock or the New Second Lien Notes under applicable securities laws.

102.          DTC, Computershare, Inc. (together with its subsidiaries and affiliates, “Computershare”), and any participants and intermediaries shall fully cooperate and facilitate distributions, as applicable, pursuant to the Plan. DTC, Computershare, and any participants and intermediaries shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock or New Second Lien Notes, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

103.          Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common

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Stock or the New Second Lien Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

104.          Approval of ABL Exit Facility. The Debtors and Reorganized Debtors, as applicable, are hereby authorized without further notice to or action, order or approval of the Court to enter into, perform under, and consummate the transactions contemplated by the ABL Exit Facility and the ABL Exit Facility Documents and shall execute and deliver on the Effective Date, as applicable, all agreements, documents, instruments, financing statements, mortgages, security documents, and certificates relating to the ABL Exit Facility, including the ABL Exit Facility Documents, in each case that are contemplated by the ABL Exit Facility Documents to be executed and/or delivered, as applicable, on the Effective Date. All such documents are approved, incorporated in the Plan and this Confirmation Order by reference, and shall become effective in accordance with their terms and the Plan. Confirmation of the Plan shall be deemed approval of all obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection with the ABL Exit Facility.

105.          On the Effective Date, the Reorganized Debtors shall enter into the ABL Exit Facility Documents, and the ABL Exit Facility Documents shall, subject to the satisfaction of the conditions thereof, constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms, and such obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable Law, the Plan, or this Confirmation Order or on account of the Confirmation or Consummation of the Plan. On the Effective Date, all of the Liens and security interests to be granted on the Effective Date in accordance with the ABL Exit Facility and the ABL Exit Facility Documents shall,

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subject to the New Intercreditor Agreement, (a) be legal, binding, enforceable, and automatically perfected Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the ABL Exit Facility Documents without (i) further approval of the Court, (ii) any approvals, consents or waivers of any other party, or (iii) further corporate, limited liability company or similar action or approval, as applicable, by any Debtor or Reorganized Debtor, (b) be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the ABL Exit Facility Documents, without the necessity of filing or recording any financing statement, assignment, pledge, notice of lien or any similar document or instrument or taking any other action (provided that, for the avoidance of doubt, the Reorganized Debtors and the Entities that granted such Liens shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties, and (c) not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The guarantees, pledges, liens, and other security interests granted to secure the obligations arising under the ABL Exit Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder, shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance,

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recharacterization, or subordination for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or fraudulent transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

106.          Approval of New Second Lien Notes. The Debtors and Reorganized Debtors, as applicable, are hereby authorized without further notice to or action, order or approval of the Court to issue, or cause to the be issued, the New Second Lien Notes, and enter into, perform under, and consummate the transactions contemplated by the New Second Lien Notes Documents and shall execute and deliver on the Effective Date, as applicable, all notes, agreements, documents, instruments, financing statements, mortgages, security documents, and certificates relating to the New Second Lien Notes Documents, in each case that are contemplated by the New Second Lien Notes Documents to be executed and/or delivered, as applicable, on the Effective Date. All such documents are approved, incorporated in the Plan and this Confirmation Order by reference, and shall become effective in accordance with their terms and the Plan. Confirmation of the Plan shall be deemed approval of all obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection with the New Second Lien Notes.

107.          On the Effective Date, the Reorganized Debtors shall enter into the New Second Lien Notes Documents, and the New Second Lien Notes Documents shall, subject to the satisfaction of the conditions thereof, constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms, and such obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable Law, the Plan, or this Confirmation Order or on account of the Confirmation or

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Consummation of the Plan. On the Effective Date, all of the Liens and security interests to be granted on the Effective Date in accordance with the New Second Lien Notes and the New Second Lien Notes Documents shall, subject to the New Intercreditor Agreement, (a) be legal, binding, enforceable, and automatically perfected Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Second Lien Notes Documents without (i) further approval of the Court, (ii) any approvals, consents or waivers of any other party, or (iii) further corporate, limited liability company or similar action or approval, as applicable, by any Debtor or Reorganized Debtor, (b) be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Second Lien Notes Documents, without the necessity of filing or recording any financing statement, assignment, pledge, notice of lien or any similar document or instrument or taking any other action (provided that, for the avoidance of doubt, the Reorganized Debtors and the Entities that granted such Liens shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties, and (c) not be subject to re-characterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The guarantees, pledges, liens, and other security interests granted to secure the obligations arising under the New Second Lien Notes Documents have been granted in good faith, for legitimate

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business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder, shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or fraudulent transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

108.          Approval of Mudrick Promissory Note. The Debtors and Reorganized Debtors, as applicable, are hereby authorized without further notice to or action, order or approval of the Court to enter into, perform under, and consummate the transactions contemplated by the Mudrick Promissory Note and shall execute and deliver on the Effective Date, as applicable, all agreements, documents, instruments, and certificates relating to the Mudrick Promissory Note, including the Mudrick Promissory Note Documents, in each case that are contemplated by the Mudrick Promissory Note Documents to be executed and/or delivered, as applicable, on the Effective Date. All such documents are approved, incorporated in the Plan and this Confirmation Order by reference, and shall become effective in accordance with their terms and the Plan. Confirmation of the Plan shall be deemed approval of all obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection with the Mudrick Promissory Note.

109.          On the Effective Date, the Reorganized Debtors shall enter into the Mudrick Promissory Note Documents, and the Mudrick Promissory Note Documents shall, subject to the satisfaction of the conditions thereof, constitute legal, valid, binding, and authorized obligations of the Reorganized PCHI, enforceable in accordance with their respective terms, and such obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge,

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impairment, release, avoidance, recharacterization, or subordination under applicable Law, the Plan, or this Confirmation Order or on account of the Confirmation or Consummation of the Plan.

110.          Issuance of New Common Stock Approved. On or after the Effective Date, as applicable, the Reorganized Debtors are authorized to issue, or cause to be issued the New Common Stock, without the need for any further corporate action. All of the New Common Stock issuable under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable when so issued.

111.          New Organizational Documents. Any Entity’s acceptance of New Common Stock under the Plan shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms, and each such Entity will be bound thereby in all respects. For the avoidance of doubt, all Holders of Allowed Claims entitled to distribution of New Common Stock under the Plan or, as applicable, pursuant to the Rights Offering, shall be deemed to be a party to, and bound by, the New Shareholders’ Agreement, regardless of whether such Holder has executed a signature page thereto.

112.          Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors and the officers and members of the boards of directors or managers thereof are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, and the Securities issued pursuant to the Plan in the name of and on behalf of the Debtors or the Reorganized Debtors, without the need

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for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

113.          Treatment of Executory Contracts and Unexpired Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article VI of the Plan are hereby approved in their entirety. For the avoidance of doubt, as of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Claims, all Executory Contracts and Unexpired Leases to which any of the Debtors are a party and which have not expired by their own terms on or prior to the Effective Date, shall be deemed assumed (the “Assumed Contracts and Leases”) except for any Executory Contract and Unexpired Lease that: (a) was previously assumed or rejected by the Debtors, pursuant to an Order of the Bankruptcy Court (including the Lease Assumption Orders); (b) previously expired or terminated pursuant to its terms; (c) is the subject of a motion to assume, assume and assign, or reject or notice of the same pursuant to procedures for assumption, assumption and assignment, or rejection established by the Bankruptcy Court filed by the Debtors that is pending on or before the date of entry of this Confirmation Order (a “Pending Motion or Notice”); or (d) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases.

114.          Upon entry of this Confirmation Order, the Debtors are authorized to perform any and all obligations under the Assumed Contracts and Leases. With respect to any Executory Contract or Unexpired Lease that is the subject of a Pending Motion or Notice, the applicable deadline under section 365 of the Bankruptcy Code by which the Debtors must assume or reject such Executory Contract or Unexpired Lease (the “Assumption/Rejection Deadline”) is automatically extended until the Court rules on the Pending Motion or Notice and nothing herein

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or in the Plan effects the assumption or rejection of any such Executory Contract or Unexpired Lease pending such ruling. Notwithstanding any provision of the Plan or the relief set forth in this Confirmation Order, the Debtors and the applicable counterparty to an Executory Contract or Unexpired Lease may agree in writing to extend the Assumption/Rejection Deadline with respect to the applicable Executory Contract or Unexpired Lease to a later date without further order of this Court, and nothing herein or in the Plan effects the assumption or rejection of any such Executory Contract or Unexpired Lease. The Debtors are not required to assume any Executory Contract or Unexpired Lease entered into by the Debtors after the Petition Date.

115.          Any Executory Contract listed on the Schedule of Rejected Executory Contracts and Unexpired Leases will be deemed rejected as of the Effective Date, unless an alternative effective date of rejection is identified on the Schedule of Rejected Executory Contracts and Unexpired Leases and agreed upon by the Debtors and the applicable counterparties to the applicable Executory Contracts. With respect to any Unexpired Lease of non-residential real property that is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, the effective date of the rejection of any such Unexpired Lease shall be the later of (a) the Effective Date and (b) the date upon which the Debtors notify the landlord in writing (email being sufficient) that they have surrendered the premises to the landlord and returned the keys, key codes, or security codes, as applicable. Notwithstanding anything to the contrary in the Plan, after the date of entry of this Confirmation Order, the Debtors, solely with the consent of the applicable lessor, may either (a) reject any Unexpired Lease that was not previously designated as rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases or (b) assume or assume and assign any Unexpired Lease previously designated as rejected on the Schedule of

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Rejected Executory Contract and Unexpired Leases, at any time up to and including 45 days after the Effective Date.

116.          The Debtors shall pay any Cure Claim in accordance with the terms of the Plan and the assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, full payment of any applicable Cure Claim, and cure of any nonmonetary defaults pursuant to Article VI.C of the Plan, shall result in the full release and satisfaction of any cure amount, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption upon the payment of all applicable cure amounts and cure of any nonmonetary defaults. Any unresolved objections to the cure amount identified in the Cure Notice shall be adjourned to a subsequent hearing.

117.          With respect to any Unexpired Lease of non-residential real property that the Debtors assume, the Debtors shall (a) satisfy any accrued but unbilled obligations under such Unexpired Leases as they become due in the ordinary course of business, (b) comply with all contractual obligations to indemnify and hold the landlords to such Unexpired Leases harmless with regard to events which occurred before assumption, and (c) continue to timely pay all rent, additional rent, and percentage rent due under such Unexpired Leases until the Unexpired Leases are assumed, assumed and assigned, or rejected pursuant to section 365(d)(3) of the Bankruptcy Code.

118.          The Debtors shall file objections to Proofs of Claim (including with corresponding Proofs of Claim numbers) based upon Executory Contracts or Unexpired Leases that have been assumed (or assumed and assigned) in the Chapter 11 Cases, including pursuant

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to the Confirmation Order and the Lease Assumption Orders, and for which any Cure Claim has been fully paid pursuant to the Plan and Confirmation Order or Lease Assumption Orders, and, after a period of at least thirty (30) days for any party in interest to object, such Proofs of Claim shall be deemed Disallowed and expunged as of the Effective Date, subject to entry of an Order by the Bankruptcy Court.

119.          Any Executory Contracts and Unexpired Leases of the Debtors that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases as being rejected or that are otherwise rejected pursuant to the terms of the Plan or this Confirmation Order (collectively, the “Rejected Contracts”) are rejected by the applicable Debtors, and such rejections are hereby approved by this Court pursuant to sections 365(a) and 1123 of the Bankruptcy Code, with such rejections subject to the occurrence of the Effective Date and effective as of the Effective Date (unless a later effective date of rejection is identified on the Schedule of Rejected Executory Contracts and Unexpired Leases and agreed upon by the Debtors and the applicable counterparties to the applicable Executory Contracts or Unexpired Leases). Rejection of any Rejected Contract pursuant to the Plan or otherwise will not constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Rejected Contract. All Proofs of Claim with respect to Claims arising from or in connection with the rejection of the Rejected Contracts, if any, must be filed with this Court within the later of (a) thirty (30) days after the date of the Order of this Court (including this Confirmation Order) approving such rejection, (b) thirty (30) days after the Effective Date of the Plan or any such rejection, and (c) for Unexpired Leases, the date upon which the Debtors notify the landlord in writing (email being sufficient) that they have surrendered the premises to the landlord and returned the keys, key codes, or security codes, as applicable (such Claims, the

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“Rejection Claims”). Any and all Rejection Claims not filed within such time shall be Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, the GUC Trust, or the property of the foregoing parties. Any property remaining on the premises subject to a rejected Unexpired Lease shall be deemed abandoned by the Debtors or the Reorganized Debtors, as applicable, as of the effective date of rejection, and the counterparty to such Unexpired Lease shall be authorized to use or dispose of any property left on the premises in its sole and absolute discretion without notice or liability to the Debtors or the Reorganized Debtors, as applicable, or any third party.

120.          Compromise and Settlement of Claims, Interests, and Controversies. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for, and as a requirement to receive, the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith global and integrated compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that any Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, as well as any and all actual and potential disputes between and among the Releasing Parties.

121.          The entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the Creditors’ Committee Settlement as well as a finding by the Bankruptcy Court that the Creditors’ Committee Settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The Creditors’ Committee Settlement is binding upon all creditors and all other parties in interest pursuant to section 1141(a) of the Bankruptcy Code. In accordance with the provisions of the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or

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action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

122.          The entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the settlement between the Debtors, the Ad Hoc Noteholder Group, and Mudrick on the following terms (the “Mudrick Settlement”) as well as a finding by the Bankruptcy Court that the Mudrick Settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The Mudrick Settlement does not constitute a material modification to the Plan in accordance with Bankruptcy Rule 3019(a) and is binding upon all creditors and all other parties in interest pursuant to section 1141(a) of the Bankruptcy Code. In accordance with the provisions of the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities:

a.	on the Effective Date, the Debtors will pay Mudrick $2 million in cash;
b.	on the Effective Date, the Debtors will issue the Mudrick Promissory Note to Mudrick;
c.	notwithstanding any notice of its election to opt-out of the Third-Party Release under the Plan that Mudrick submitted in connection with solicitation of vote on the Plan, Mudrick shall be a “Releasing Party” and a “Released Party” under the Plan, and shall both grant and receive the benefits of the Third-Party Release under the Plan, including with respect to any claims or causes of action arising out of, in connection with, or in any way related to, the Secured Notes Documents;
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d.	Mudrick shall not file any (a) supplemental objections to the Plan or Backstop Motion[3] or (b) additional pleadings in the Chapter 11 Cases that would reasonably be expected to interfere with implementation or consummation of the Plan; and
e.	the Mudrick Objections shall be deemed withdrawn with prejudice upon entry of this Confirmation Order.

123.          Release, Exculpation, Discharge, Injunction, and Related Provisions. The release, exculpation, discharge, injunction, and related provisions set forth in Article IX of the Plan shall be, and hereby are, approved and authorized in their entirety, including, but not limited to:

a.	The discharge provisions set forth in Article IX.A of the Plan;
b.	The release of liens provisions set forth in Article IX.B of the Plan;
c.	The Debtor Release set forth in Article IX.C of the Plan;
d.	The Third-Party Release set forth in Article IX.D of the Plan;
e.	The exculpation provisions set forth in Article IX.E of the Plan; and
f.	The injunction provisions set forth in Article IX.F of the Plan.

124.          Establishment of the GUC Trust. The GUC Trust shall be established as of the Effective Date as a trust under applicable non-bankruptcy law for the purposes described in the Plan and GUC Trust Agreement. Upon the Effective Date, the Debtors shall transfer, or cause the transfer, of all of the GUC Trust Assets to the GUC Trust. Subject to the terms of the Plan and the GUC Trust Agreement, each Debtor or Reorganized Debtor, as applicable, shall grant, release, assign, convey, and deliver, on behalf of the beneficiaries of the GUC Trust, all of the GUC Trust Assets owned, held, possessed, or controlled by the Debtors to the GUC Trust as of the Effective Date free and clear of any and all Liens, Claims, encumbrances, Interests, contractually imposed restrictions, and other interests, except as specifically provided in the Plan

[3]	As used herein, the “Backstop Motion” means the Debtors’ Motion for Entry of an Order (I) Authorizing the (A) Debtors’ Entry Into, and Performance Under, the Backstop Commitment Agreement and (B) Payment of Related Fees, Premiums, Indemnities, and Expenses, (II) Approving the Equity Rights Offering Procedures and Related Forms, and (III) Granting Related Relief [Docket No. 986].

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or the GUC Trust Agreement, in each case for the benefit of the beneficiaries of the GUC Trust for the uses and purposes as specified in the Plan and GUC Trust Agreement, as applicable. The Debtors and their successors shall, from time to time, as and when reasonably requested by the GUC Trustee, execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary and appropriate) and the Debtors and their successors shall take or cause to be taken such further action reasonably requested by the GUC Trustee as may be necessary or appropriate, to vest or perfect in the GUC Trust or confirm to the GUC Trustee title to and possession of the GUC Trust Assets.

125.          Approval of the GUC Trust Agreement. The GUC Trust Agreement, substantially in the form of which was filed in the Plan Supplement, is hereby approved, and shall be effective as of the Effective Date. The GUC Trust shall be subject to the continuing jurisdiction of the Court pursuant to the terms of the GUC Trust Agreement.

126.          Appointment of GUC Trustee. META Advisors LLC is appointed to serve as the initial GUC Trustee as of the Effective Date.

127.          Beneficiaries. Beneficiaries of the GUC Trust shall have such rights and interests in and with respect to the applicable GUC Trust Assets as set forth in the Plan and the GUC Trust Agreement, as applicable.

128.          Special Provision for Governmental Units. Notwithstanding anything in the Plan, this Confirmation Order, or any Plan Supplement or other related Plan documents:

a.	On or within thirty (30) days after the Effective Date, the Debtors or Reorganized Debtors shall review their books and records and turn over to the Texas Comptroller of Public Accounts (“Texas Comptroller”) any known unclaimed property (the “Texas Unclaimed Property”) presumed abandoned under Texas Property Code, Title 6, Chapters 72-76 and other applicable Texas laws (the “Texas Unclaimed Property Laws”) before the Petition Date and reflected in property reports delivered by the Debtors to the Texas Comptroller under the Texas Unclaimed Property Laws (the “Reported Texas Unclaimed Property”).
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With respect to such Reported Texas Unclaimed Property, the Texas Comptroller will not seek payment of any interest or penalty by the Debtors or the Reorganized Debtors. Nothing in the Plan or this Confirmation Order shall convert the Texas Unclaimed Property to property of the Debtors’ estates or vest such property in the Reorganized Debtors and the Texas Unclaimed Property shall continue to be held by the Debtors or Reorganized Debtors until such time it is presumed abandoned, at which time the Texas Unclaimed Property shall be reported and remitted to the Texas Comptroller in accordance with the Texas Unclaimed Property Laws; provided, however, that the foregoing does not prejudice the Debtors’ or the Reorganized Debtors’ right or ability to challenge the determination of what property constitutes Texas Unclaimed Property. Notwithstanding section 362 of the Bankruptcy Code and any injunction contained in Article IX.F of the Plan, after the Effective Date, the Texas Comptroller and its agents may commence an audit of the Debtors in accordance with the Texas Unclaimed Property Laws (the “Texas Unclaimed Property Audit”) and pursue recovery of any unremitted Texas Unclaimed Property identified pursuant to the Texas Unclaimed Property Audit. The Debtors and the Reorganized Debtors shall fully cooperate with the auditors to enable them to accurately and timely perform the Texas Unclaimed Property Audit by making the entities’ employees, professionals, books, and records reasonably available during normal business hours. Upon completion of the Texas Unclaimed Property Audit, the Texas Comptroller will promptly inform the Debtors or the Reorganized Debtors, as applicable, that such audit is complete. The Debtors and Reorganized Debtors shall continue to comply with Texas Unclaimed Property Laws regarding retention of records. The Debtors’, Reorganized Debtors’ and Texas Comptroller’s rights and defenses with respect to any allegations and/or claims asserted against the Debtors or Reorganized Debtors, as applicable, arising from or relating to the Texas Unclaimed Property Audit are hereby reserved; provided, however, that upon agreement between the Debtors or the Reorganized Debtors and the Texas Comptroller or a final nonappealable determination by a court or other tribunal with jurisdiction as to the amount of unremitted Texas Unclaimed Property, if any, that is due in connection with the Texas Unclaimed Property Audit, the Debtors or the Reorganized Debtors shall turn over such unremitted Texas Unclaimed Property to the Texas Comptroller. The Texas Comptroller may file Proofs of Claim on or before the Claims Bar Date for filing governmental Claims and may amend such Proofs of Claim in these Chapter 11 Cases following the Effective Date as a result of the filing of any property reports or in the ordinary course of the Texas Unclaimed Property Audit. The Debtors and the Reorganized Debtors remain subject to, and nothing herein precludes the Debtors and/or the Reorganized Debtors from compliance with, continuing obligations, including reporting and remitting requirements, under the Texas Unclaimed Property Laws.

b.	Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the Texas Comptroller reserves the following rights: (1) any statutory or common law setoff rights in accordance with section 553 of the Bankruptcy Code; (2) any rights to pursue any non-Debtor third parties for tax debts or claims; (3)
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the payment of interest on the Texas Comptroller’s administrative expense tax claims, if any; (4) to the extent that interest is payable with respect to any administrative expense, priority, or secured tax claim of the Texas Comptroller, payment of the statutory rate of interest pursuant to section 111.060 of the Texas Tax Code; and (5) the Texas Comptroller’s administrative expense claim is allowed upon filing without application or motion for payment, subject to objection on substantive grounds. In no event shall the Texas Comptroller be paid in a payment schedule that extends past sixty (60) months of the Petition Date. A failure by the Debtor or Reorganized Debtor to comply with any provision in the Plan or this Confirmation Order regarding their tax obligations, the Texas Comptroller, with written notice and following an opportunity by the Debtors or Reorganized Debtors, as applicable, to cure such default within thirty (30) days of such notice, may exercise any and all rights and remedies under state law, including but not limited to usual state tax collection procedures, or under federal law.

c.	Notwithstanding anything to the contrary in this Confirmation Order or the Plan, with respect to the Claims of the Taxing Authorities[4] under applicable state law (the “Taxing Authorities”), (i) to the extent applicable state law provides for interest and/or penalties with respect to any portion of the Taxing Authority Claims, such interest and/or penalties shall be included in the Taxing Authority Claims, (ii) the liens, if any, securing the Taxing Authority Claims shall be retained until the applicable Taxing Authority Claims are paid in full, and (iii) the Debtors or the Reorganized Debtors, as applicable, shall pay Allowed Taxing Authority Claims on the later of (a) the date the Taxing Authority Claims become due pursuant to applicable state law and in the ordinary course of business (subject to any applicable extensions, grace periods, or similar rights under applicable state law) and (b) the Effective Date (or as soon as reasonably practicable thereafter, but no later than ten (10) days after the Effective Date). All rights and defenses of the Debtors and the Reorganized Debtors under non-bankruptcy law are reserved and preserved with respect to such Taxing Authority Claims. The Taxing Authorities’ lien priority, if any, (i) shall be retained against property of the Estate (including all related sale proceeds) in accordance with applicable state law, until such time the Allowed Taxing Authority Claims are paid in full, and (ii) shall not be primed or subordinated by the ABL Exit Facility if approved by the Bankruptcy Court in conjunction with the Confirmation of the Plan or otherwise. In the event of a default in the payment of the Taxing Authority Claims as provided herein, the Taxing Authorities shall provide notice to counsel for the Reorganized Debtors who shall have twenty (20) days from the date of such notice to cure the default. If the default is not cured, the Taxing Authorities shall be entitled to pursue collection of all amounts owed pursuant to state law outside the Bankruptcy Court. Failure to pay the 2023 ad valorem taxes prior to the state law delinquency date shall constitute an event of default only as to the

[4]	For purposes of this Confirmation Order, the term “Taxing Authorities” shall mean the Maricopa County Treasurer and the Texas Taxing Entities listed at Exhibit 2 attached hereto.

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relevant Taxing Authority. Notwithstanding any provision in the Plan or this Confirmation Order to the contrary, to the extent the Proofs of Claims relating to the Taxing Authority Claims have not already been amended, the Taxing Authorities may amend their respective Proofs of Claims once the current year’s ad valorem taxes are actually assessed without further agreement with the Debtors or Reorganized Debtors, as applicable, or leave of the Bankruptcy Court for approval to amend their Proofs of Claims. The Debtors’ and the Reorganized Debtors’, as applicable, rights and defenses under applicable law and the Bankruptcy Code with respect to the foregoing, including their right to dispute or object to the Taxing Authority Claims and liens, are fully preserved.

d.	Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Tax Collectors of Broward County and Orange County, Florida (the “Florida Tax Collectors”) shall retain any valid, perfected, and unavoidable statutory liens, if any, held by Florida Tax Collectors for tangible personal property taxes and statutory interest (the “Tax Liens”), to the extent that the Florida Tax Collectors are entitled to such liens in accordance with applicable state law. In addition, the Florida Tax Collectors shall be entitled to enforce its Tax Liens to collect any unpaid taxes and statutory interest in accordance with applicable state law to the extent such taxes are not paid by the Debtors under applicable state law. Nothing in this Confirmation Order shall be deemed as an admission as to the validity of any lien or claim asserted by the Florida Tax Collectors and all parties’ rights to object to the priority, validity, amount, and extent of the claims and liens asserted by the Florida Tax Collectors are fully preserved.
e.	Notwithstanding any provision herein to the contrary, no provision of the Plan or this Confirmation Order, (i) releases any non-Debtor Person or Entity (including any Released Party) from any Claim or Cause of Action of the United States Securities and Exchange Commission (the “SEC”); or, (ii) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Claims, Causes of Action, proceedings, or investigations against any non-Debtor Person or Entity (including any Released Party) in any forum.

129.          Notice of Entry of Confirmation Order and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven (7) business days after the Effective Date, the Reorganized Debtors shall file with the Court and serve by email and first class mail or overnight delivery service a notice of the entry of this Confirmation Order and occurrence of the Effective Date (the “Confirmation Notice”), in substantially the form annexed hereto as Exhibit 3, on all Holders of Claims and/or Interests and to all parties on the Master Service List maintained by Kroll Restructuring Administration LLC. Notwithstanding the above, no

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Confirmation Notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Combined Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice procedures described in the preceding sentences, no later than fourteen (14) days after the Effective Date, the Reorganized Debtors shall cause the Confirmation Notice, modified for publication, to be published on one occasion in each of the national edition of the New York Times and the global edition of the Financial Times. Mailing and publication of the Confirmation Notice in the time and manner set forth in this paragraph shall be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice will be necessary.

130.          Non-Severability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) non-severable and mutually dependent.

131.          Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered, to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to

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initiate proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Supplement, or this Confirmation Order, relating to such matters as may be necessary to carry out the purposes and intent of the Plan.

132.          Waiver or Estoppel. Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount or in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, or any other Entity if such agreement was not disclosed in the Plan, the Disclosure Statement, the Disclosure Statement Supplement, or papers filed with the Court.

133.          Term of Injunctions or Stays. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays arising under or entered during these Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

134.          Binding Effect. Pursuant to Article X.A of the Plan, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, and the GUC Trust, shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests voted or are deemed to have accepted the Plan, voted or are deemed to have rejected the Plan, or failed to vote to accept or reject the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each

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Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

135.          Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, the Disclosure Statement Supplement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders unless and until the Effective Date has occurred.

136.          Authorization to Consummate. The Debtors and the Reorganized Debtors are authorized to consummate the Plan and the Restructuring Transactions at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver in accordance with Article X.B of the Plan of the conditions precedent to Consummation set forth in Article X of the Plan.

137.          Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

138.          Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. In the event of an inconsistency between this Confirmation Order and the Plan, the Disclosure Statement, the Disclosure Statement Supplement, or the Plan Supplement, the Confirmation Order shall control.

139.          Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

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140.          Reversal/Stay/Modification/Vacatur of Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of the Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority or Lien incurred or undertaken by the Debtors, the Reorganized Debtors, the GUC Trustee, or any other Person or Entity authorized or required to take action to implement the Plan, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Plan, the Plan Documents, or any amendments or modifications to the foregoing.

141.          Resolutions of Concerns of Certain Parties.

a.	Notwithstanding any contrary provisions in the Plan, the procedures in Article VII.B of the Plan for Estimation of Claims and Interests by the Debtors or Reorganized Debtors shall not apply to any Claims held by Betty Bencosme, Diomedes Rodriguez, Daniel Rodriguez, and Angel Rodriguez (the “Personal Injury Plaintiffs”) against the Debtors. Notwithstanding any contrary provisions in the Plan, the Plan does not and shall not affect any right to trial by jury that the Personal Injury Plaintiffs may have under applicable nonbankruptcy law. The Bankruptcy Court shall not have any authority to adjudicate any claims of the Personal Injury Plaintiffs against the Debtors. Any Allowed Claim of the Personal Injury Plaintiffs shall be treated under Class 5 (General Unsecured Claims) of the Plan.
b.	Regardless of the Effective Date, the Personal Injury Plaintiffs shall be allowed to proceed with the current litigation styled, Bencosme, et al. v. Party City Corp., et al., Docket No. HUD L-1929-20 in the Superior Court of New Jersey Law Division – Hudson County on or after October 1, 2023, but not before such date. Notwithstanding any contrary provisions in the Plan, the Plan and Confirmation Order shall not limit any recovery of the Personal Injury Plaintiffs as against any available insurance, insurance policies or insurance carriers of the Debtors or Reorganized Debtors.
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c.	Notwithstanding any provisions to the contrary in the Plan or this Confirmation Order, the insurers for the Debtors’ insurance policies (in their capacities as such) are not Released Parties under the Plan.
d.	Nothing in the Plan or this Confirmation Order shall be deemed to provide for the rejection or assumption of the Specified Anagram Agreements, which rejection or assumption shall remain subject to the Notice of Rejection of Certain Executory Contracts and/or Unexpired Leases [Docket No. 1207] and the Order (I) Authorizing and Approving Procedures to Reject, Assume, or Assume and Assign Executory Contracts and Unexpired Leases, and (II) Granting Related Relief [Docket No. 442], as applicable. Notwithstanding anything to the contrary in the Plan, any other Definitive Document, or this Confirmation Order, the Anagram Wholly-Owned Subsidiaries shall not be Releasing Parties or Released Parties unless and until the Debtors (with the consent of the Ad Hoc Noteholder Group) or Reorganized Debtors, as applicable, and the Anagram Wholly-Owned Subsidiaries otherwise agree that the Anagram Wholly-Owned Subsidiaries shall be Releasing Parties and Released Parties. The Debtors or Reorganized Debtors, as applicable, may file a notice of such agreement on this Court’s docket and the Anagram Wholly-Owned Subsidiaries shall be deemed Releasing Parties and Released Parties under the Plan and this Confirmation Order.
e.	Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other Definitive Document, unless otherwise agreed between the Anagram Wholly-Owned Subsidiaries and the Debtors or Reorganized Debtors with the consent of the Ad Hoc Noteholder Group, as applicable, (i) any Allowed Claims (other than as specified in clause (ii) below) held by the Anagram Wholly-Owned Subsidiaries, including Claims arising upon the rejection of the Specified Anagram Agreements (if any) shall be treated hereunder and under the Plan for all purposes as Class 5 General Unsecured Claims and, for the avoidance of doubt, shall not be treated for any purpose as Class 6 Intercompany Claims and (ii) any Claims held by the Anagram Wholly-Owned Subsidiaries on account of the unsecured intercompany loan issued from Anagram International, Inc. to Party City Holdco Inc. in an aggregate principal amount of up to $22 million (the “Anagram Intercompany Loan Claims”) shall be deemed Allowed and treated under the Plan for all purposes as Allowed Class 5 General Unsecured Claims and, for the avoidance of doubt, shall not be treated for any purpose as Class 6 Intercompany Claims. In such instance, notwithstanding anything to the contrary in the Plan, including Article VII.F thereof, this Confirmation Order, or any other Definitive Document, the Anagram Wholly-Owned Subsidiaries shall be entitled to be paid distributions on account of such Anagram Intercompany Loan Claims if and when distributions are paid by the GUC Trust on account of other Allowed General Unsecured Claims. Notwithstanding the foregoing, nothing in the Plan or this Confirmation Order prejudices the right of the Anagram Wholly-Owned Subsidiaries to assert an Administrative Claim. Notwithstanding anything to the contrary in this Confirmation Order, the Plan or any other Definitive Document, without the need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered, to make any
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and all modifications to the Specified Anagram Agreements, with the consent of the Ad Hoc Noteholder Group and the applicable Anagram Wholly-Owned Subsidiaries.

142.          Final Order. This Confirmation Order is a Final Order, and the period in which an appeal must be filed shall commence upon the entry hereof.

143.          Retention of Jurisdiction. Except as otherwise set forth in the applicable ABL Exit Facility Documents, the New Second Lien Notes Documents, and the Mudrick Promissory Note Documents, this Court may properly, and upon the Effective Date shall, retain jurisdiction over the matters arising in, and under, and related to, the Chapter 11 Cases, as set forth in Article X of the Plan.

Houston, Texas
Dated: ____________, 2023
DAVID R. JONES UNITED STATES BANKRUPTCY JUDGE
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Exhibit 1

Fourth Amended Joint Chapter 11 Plan

Exhibit 2

Texas Taxing Entities

Alief Independent School District

Alvin Community College

Alvin Independent School District

Bexar County

Bowie Central Appraisal District

Brazoria Country Special Road & Bridge

Brazoria County

Brazoria County Drainage District 4

Burleson ISD

Cameron County

Carrollton-Farmers Branch ISD

Central Appraisal District of Taylor County

Champions Municipal Utility District

City Lake Worth

City of El Paso

City of Frisco

City of Garland

City of McAllen

City of Mesquite

City of Tomball

City of Waco and Waco Independent School

District

Clear Creek Independent School District

Cypress-Fairbanks ISD

Dallas County

Ector CAD

Fallbrook Utility District

Fort Bend County

Fort Bend County Levee Improvement

District #12

Fort Bend County Levee Improvement

District #2

Fort Bend County Municipal Utility District # 50

Fort Bend Independent School District

Frisco ISD

Galena Park Independent School District

Galveston County

Garland ISD

Grapevine-Colleyville ISD

Gregg County

Harris County

Harris County Municipal Utility District # 358

Harris County Municipal Utility District #132

Harris County Municipal Utility District #285

Harris County Municipal Utility District #346

Harris County Water Control And

Improvement District #155

Hidalgo County

Humble Independent School District

Irving ISD

Jefferson County

Klein Independent School District

Lewisville ISD

Lubbock Central Appraisal District

McLennan County

Midland Central Appraisal District

Midland County

Montgomery County

Nueces County

Pasadena Independent School District

Pearland Municipal Management

Plano ISD

Randall County Tax Office

Richardson ISD

Rockwall CAD

Smith County

Tarrant County

Tax Appraisal District of Bell County

The County of Brazos, Texas

The County of Denton, Texas

The County of Williamson, Texas

Tom Green CAD

Tomball Independent School District

Tyler Independent School District

Valley Ranch Town Center Management

District

West Harris County Municipal District #6

Wichita County

Wichita Falls City

Wichita Falls ISD

Exhibit 3

Confirmation Notice

Exhibit 4

Mudrick Promissory Note